UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 21, 2011
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-31579	66-031262
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective on January 21, 2011, Doral Financial Corporation (the “Company”) approved an amended compensation policy for its outside directors. The amendments were approved taking into consideration the fact that the Company is no longer a “controlled company” under the applicable rules of the New York Stock Exchange. The principal terms of the amended compensation policy for its outside directors are the following:
(a)	Annual retainer of $50,000 for all directors;

(b)	Additional annual retainers of (i) $25,000 for the Lead Independent Director, the Chairman of the Audit Committee and the Chairman of the Risk Policy Committee, and (ii) $12,500 for the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Compensation Committee;

(c)	The following meeting attendance fees: (i) $5,000 as a meeting fee for regular board and committee meetings when said meetings are held on the same date or consecutive dates; (ii) $1,500 for special board meetings or Audit Committee meetings in teleconference; (iii) $1,000 for special Risk Policy Committee meetings in teleconference; (iv) $750 for other committee meetings held in teleconference; and (v) $3,500 for any other on-site special committee or board meeting; provided, however, that in the event that the Company has notified board and committee meetings on site the same date or consecutive dates, the directors shall receive $5,000 irrespective of the number of meetings; and

(d)	A one-time grant of 25,000 restricted shares of the Company’s common stock. The shares of restricted stock to be awarded will be issued pursuant to the terms and conditions of the Company’s 2008 Stock Incentive Plan. The shares of restricted stock will be issued without cost to the recipients, and will vest in installments so long as at the time of vesting the director has been continuously a director of the Company from the date of grant, as follows: fifty percent (50%) of the shares of restricted stock shall vest twelve (12) months after the grant date and the remaining fifty percent (50%) of the shares of restricted stock shall vest twenty-four (24) months after the grant date. In addition, one hundred percent (100%) of the unvested shares of restricted stock shall vest (i) in the event of the death of the director during the vesting term, or (ii) upon the occurrence of a Change in Control (as such term is defined in the Restricted Stock Award Agreements between the Company and each Director). The foregoing description of the restricted stock awards granted is qualified in its entirety by reference to the form of Restricted Stock Award Agreement under the 2008 Plan, which is filed herewith as Exhibit 10.1 and which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement under the Doral Financial Corporation 2008 Stock Incentive Plan.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: January 24, 2011	By:	/s/ Enrique R. Ubarri
		Name:	Enrique R. Ubarri
		Title:	Executive Vice President and General Counsel